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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
DECEMBER 7, 1999

      PROFESSIONAL TRANSPORTATION GROUP LTD., INC. ANNOUNCES THAT MAJORITY
        SHAREHOLDER SELLS ENTIRE INTEREST TO LOGISTICS MANAGEMENT, L.L.C.


         December 7, 1999 - Marietta, Georgia - Professional Transportation Group Ltd., Inc. (NASDAQ Small Cap: TRUC, TRUCW) today announced that its majority shareholder, Chief Executive Officer, President and director, Dennis A. Bakal, had entered into an agreement with Logistics Management, L.L.C., a Kentucky limited liability company ("Logistics"), under which Mr. Bakal sold to Logistics all 2.5 million shares of common stock owned by him. The purchase comprises approximately 56% of the outstanding voting shares of the Company. The purchase price for the shares was $3 million and included a $500,000 loan to Mr. Bakal, which by the terms of the agreement Mr. Bakal will contribute to the Company as a capital contribution. Logistics is a controlling shareholder in U.S. Trucking, Inc. (OTC: USTK).

         As part of the transaction, Mr. Bakal, along with Linda K. Roberts have resigned as directors of the Company, however, they have agreed to remain with the Company in their current positions as President/CEO and Vice President, respectively. Susan P. Dial, the Company's Chief Financial Officer, will remain in such office, but has also resigned as a director. Danny L. Pixler and W. Anthony Huff, the principals of Logistics, along with Jonathan Pollon, have been appointed to serve on the Company's Board of Directors.

         Mr. Bakal stated, "It has been a long and hard struggle to return the Company to where we should have been after the Carpet Transport fiasco. I have also had some health problems that have forced me to re-assess the amount of energy needed to complete our turnaround. Danny Pixler and Anthony Huff are seasoned transportation executives and are building something special with U.S. Trucking. They have been able to obtain the financial backing necessary to finally put PTG's problems in the past, something that we could have continued to struggle to do, but felt that this was truly in the Company's, our employees' and shareholders' best interests. I am truly excited that they have asked me to remain as President and CEO, along with my management team. They believe that our contributions, combined with their experience and financial backing, will allow PTG to continue to grow as the leader in the transportation services for the expedited air freight industry.

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         Mr. Pixler stated, "Dennis and his team have really built a first-class operation. However, they were never fully able to put the Carpet Transport deal behind them. We believe that our financial wherewithal will not only permit this to happen, but permit PTG to grow as it properly should have done in the last two years. Dennis is not going away, we intend to utilize him extensively as we grow PTG's operations."

         Mr. Pixler continued, "We have also had discussions with SouthTrust Bank, the lender on PTG's main credit facility, to determine whether it made sense to continue this relationship given the new ownership. These discussions went well and we believe that we will be able to come to agreement with SouthTrust that will allow us to more quickly get into PTG's operations. As a result, we intend to terminate PTG's recently announced relationship with Allied Carriers."

         Headquartered in Marietta, Georgia, Professional Transportation Group Ltd., Inc. is a transportation services company which provides ground transportation and logistics services for the air freight and carpet industry throughout the continental United States through its subsidiaries, Timely Transportation, Inc. and Truck-Net, Inc.





CONTACT:
PROFESSIONAL  TRANSPORTATION GROUP LTD., INC.        PACIFIC CONSULTING GROUP
DENNIS A. BAKAL                                      SCOTT LIOLIOS
(678) 264-0400                                       949-574-3860
W. ANTHONY HUFF
(502) 339-4000


         THIS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS RELEASE AND INCLUDE ALL STATEMENTS THAT ARE NOT STATEMENTS OF HISTORICAL FACT REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS DIRECTORS OR ITS OFFICERS WITH RESPECT TO, AMONG OTHER THINGS: (I) THE COMPANY'S FINANCING PLANS (INCLUDING ITS ABILITY TO CLOSE THE CREDIT FACILITY WITH LASALLE BUSINESS CREDIT); (II) TRENDS AFFECTING THE COMPANY'S FINANCIAL CONDITION OR RESULTS OF OPERATIONS; (III) THE COMPANY'S GROWTH STRATEGY AND OPERATING STRATEGY; AND (IV) THE DECLARATION AND PAYMENT OF DIVIDENDS. THE WORDS "MAY," "WOULD," "WILL," "EXPECT," "ESTIMATE," "ANTICIPATE," "BELIEVE," "INTEND," AND SIMILAR EXPRESSIONS AND VARIATION THEREOF ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE COMPANY'S ABILITY TO CONTROL, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS DISCUSSED HEREIN AND THOSE FACTORS DISCUSSED IN DETAIL IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE "RISK FACTORS" SECTION OF THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NUMBER 333-70985), AS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1999.